Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2006, accompanying the consolidated financial statements included in the Annual Report of Segue Software, Inc. on Form 10-K for the year ended December 31, 2005 appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated April 19, 2006 of Borland Software Corporation. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Segue Software, Inc. on Forms S-8 (File No. 333-118231, effective August 13, 2004, File No. 333-63668, effective June 22, 2001, File No. 333-58514, effective April 9, 2001 and File No. 333-3980, effective June 23, 2000) and Form S-8 (Nos. 333-128385, 333-88760, 333-62118, 333-39185, 333-36975, 333-44301, 333-42495, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078, 333-102688, 333-108505 and 333-133782) of Borland Software Corporation.

/s/ Grant Thornton LLP

Boston, Massachusetts
July 5, 2006